                                                                    EXHIBIT 4.13
                                    FORM OF
                  SECOND AMENDMENT TO STATEMENT OF DESIGNATION
                                       OF
                    SERIES C CUMULATIVE REDEEMABLE PERPETUAL
                                PREFERRED SHARES
                                       OF
                               BENEFICIAL INTEREST
                                       OF
                              CAMDEN PROPERTY TRUST



                                   ARTICLE ONE

     CAMDEN  PROPERTY  TRUST (the  "COMPANY"),  pursuant  to the  provisions  of
Section 3.30 of the Texas Real Estate Investment Trust Act (the "TREITA"), on August 13, 1999, adopted a Statement of Designation of 8.25% Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the Company (the "INITIAL STATEMENT") prior to the issuance of shares of 8.25% Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest, such series of unissued shares having been established by a resolution duly adopted by all necessary action on the part of the Company and the Board of Trust Managers, as provided for in the Amended and Restated Declaration of Trust (the "DECLARATION OF TRUST"). Pursuant to that certain First Amendment to Statement of Designation of Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of Camden Property Trust, dated as of September 7, 1999 (the "FIRST AMENDMENT"), the Company amended the Initial Statement to increase the number of shares of 8.25% Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest designated pursuant to the Initial Statement. The Company hereby amends the Initial Statement, as amended by the First Amendment, to increase the number of shares of 8.25% Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest designated pursuant to the Initial Statement.


                                   ARTICLE TWO

     The name of the Company is Camden Property Trust.

                                  ARTICLE THREE

     Pursuant to the authority conferred upon the Board of Trust Managers by the Declaration of Trust and Section 3.30 of the TREITA, the Board of Trust Managers, pursuant to Section 10.20 of the TREITA, adopted a resolution increasing the authorized number of 8.25% Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest of the Company, as set forth in the true and correct copy of the resolution attached hereto AS EXHIBIT A (the "DESIGNATING RESOLUTION").

                                  ARTICLE FOUR

     The Designating Resolution was adopted effective as of January 7, 2000.

                                  ARTICLE FIVE

     The Designating Resolution was duly adopted by all necessary action on the part of the Company.

     IN WITNESS WHEREOF, the undersigned officer has executed this Second Amendment to Statement of Designation effective as of January 7, 2000.


                                        CAMDEN PROPERTY TRUST


                                        By:_____________________________________
                                             Name:
                                             Title:



                                        Notary Public, State of Texas



                                        Printed Name of Notary

                                        My Commission Expires:

                                    EXHIBIT A

                             DESIGNATING RESOLUTION
                             BOARD OF TRUST MANAGERS
                              CAMDEN PROPERTY TRUST
                                 JANUARY 7, 2000

                 AUTHORIZATION OF ADDITIONAL SERIES C CUMULATIVE
               CONVERTIBLE PREFERRED SHARES OF BENEFICIAL INTEREST

     WHEREAS, the Board of Trust Managers of Camden Property Trust (the "COMPANY") has established a series of preferred shares designated as "8.25% Series C Cumulative Redeemable Perpetual Preferred Shares of Beneficial Interest" (the "SERIES C PREFERRED SHARES") pursuant to that certain Designating Resolution adopted effective as of August 13, 1999;

     WHEREAS, the Board of Trust Managers has previously increased the number of authorized Series C Preferred Shares pursuant to that certain Designating Resolution adopted effective as of September 7, 1999;

     WHEREAS, the Board of Trust Managers has deemed it to be in the best interests of the Company and its shareholders for the Company to further increase the number of authorized Series C Preferred Shares pursuant to the authority granted to the Board of Trust Managers in the Amended and Restated Declaration of Trust (the "DECLARATION OF TRUST") of the Company.

     NOW, THEREFORE, BE IT RESOLVED, that, pursuant to the authority vested in the Board of Trust Managers by the Declaration of Trust, the aggregate number of shares of Beneficial Interest of Series C Preferred Shares shall be 2,120,000.

     FURTHER RESOLVED, that any and all acts and deeds of any officer or Trust Manager of the Company taken prior to the date hereof on behalf of the Company with regard to the foregoing resolutions are hereby approved, ratified and confirmed in all respects as and for the acts and deeds of the Company.

     FURTHER RESOLVED, that the officers of the Company be, and each of them hereby is, severally and without the necessity for joinder of any other person, authorized, empowered and directed to execute and deliver any and all such further documents and instruments and to do and perform any and all such further acts and deeds that may be necessary or advisable to effectuate and carry out the purposes and intents of the foregoing resolutions, including, but not limited to, the filing of a statement with the County Clerk of Harris County, Texas, amending the designation of Series C Preferred Shares established as of August 13, 1999, pursuant to Section 3.30 of TREITA, all such actions to be performed in such manner, and all such documents and instruments to be executed and delivered in such form, as the officer performing or executing the same shall approve, the performance or execution thereof by such officer to be conclusive evidence of the approval thereof by such officer and by the Board of Trust Managers.